Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sony Corporation (Sony Kabushiki Kaisha)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 2009, except for Note 27, as to which the date is June 16, 2009, relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2009.

/s/ PricewaterhouseCoopers Aarata
Tokyo, Japan
December 9, 2009